State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LUKESMART, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 1999, AT 4 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

3106408 8100

991486266

AUTHENTICATION: 0082453

DATE: 11-15-99

STATE *of* DELAWARE
CERTIFICATE *of* AMENDMENT *of*
CERTIFICATE *of* INCORPORATION

First: That at a meeting of the Board of Directors of LukeSmart, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares the corporation shall have authority to issue is 200,000,000 ($.01) shares of common stock.

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

In Witness Whereof, said LukeSmart, Inc. has caused this certificate to be signed by Luke Lalonde, an Authorized Officer, this 12 day of November, A.D. 1999.

By: ______________________
Title: President
Name: Luke Lalonde

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 11/15/1999
991486266 – 3106408